VOTING AGREEMENT


          VOTING AGREEMENT dated as of March 8, 1998 (this "Agreement") among PHILIP F. ANSCHUTZ ("Shareholder"), ANSCHUTZ COMPANY, a Delaware corporation that is wholly owned by Shareholder ("Record Holder"), and LCI INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, "LCI").

                                   RECITALS

          A. Shareholder beneficially owns not less than 170,000,000 shares of Common Stock, par value $.01 per share, of Qwest Corporation, a Delaware corporation ("Qwest" and the "Qwest Common Stock"). All such shares, together with all other shares of capital stock of Qwest with respect to which Shareholder has beneficial ownership as of the date of this Agreement, are referred to as the "Subject Shares"; provided that any such share shall cease to be a "Subject Share" from and after the time that such share is transferred pursuant to Section 2 and ceases to be subject to the Voting Documents (as defined below) in accordance with the terms of Section
2.  Record Holder is the record owner of all of the Subject Shares.

          B. Qwest, Qwest 1998-L Acquisition Corp., a Delaware corporation ("Merger Sub"), and LCI are, simultaneously with the execution hereof, entering into an Agreement and Plan of Merger dated as of March 8, 1998 (the "Merger Agreement") providing for the merger of Merger Sub with and into LCI (the "Merger"). Terms not otherwise defined in this Agreement have the meanings stated in the Merger Agreement.

          C. The Board of Directors of Qwest has approved an amendment to the Amended and Restated Certificate of Incorporation of Qwest to increase the number of authorized shares of Qwest Common Stock.

          D. Shareholder, Record Holder and LCI desire to enter into this Agreement to provide for, among other things, (1) the obligation of Shareholder to cause Record Holder to vote the Subject Shares at the Qwest Stockholders Meeting to approve the Share Issuance and the Qwest Charter Amendment and (2) certain restrictions on (A) the sale or other transfer of the record ownership or the beneficial ownership, or both, of the Subject Shares by Shareholder and Record Holder and (B) the acquisition by Shareholder or Record Holder of beneficial ownership of additional shares of capital stock of Qwest from any Person other than Qwest, in each case until the consummation of the Merger or the termination of the Merger Agreement. This Agreement and all other agreements, instruments and other documents executed and delivered by Shareholder and Record Holder in connection with this Agreement are collectively referred to as the "Voting Documents".

          E. Shareholder and Record Holder acknowledge that LCI is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Shareholder and Record Holder set forth in this Agreement and would not enter into the Merger Agreement if Shareholder and Record Holder did not enter into this Agreement.

                                   AGREEMENT

          The parties agree as follows:

          Section 1.      Covenants of Shareholder and Record Holder.

          (a) Voting. Until the day following the termination of this Agreement, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholder shall cause Record Holder to do, and Record Holder shall do, the following:

               (1) be present, in person or represented by proxy, at each meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the stockholders of Qwest, however called, or in connection with any written consent of the stockholders of Qwest, so that all Subject Shares then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and

               (2) at each such meeting held before the Effective Time and with respect to each such written consent, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all the Subject Shares to approve the Share Issuance and the Qwest Charter Amendment and any action required in furtherance thereof.

          (b) Stock Acquisitions. Until the day following the termination of this Agreement, Shareholder shall not, and shall cause Record Holder and his other affiliates not to, acquire, from any Person other than Qwest, beneficial ownership of any additional shares of Qwest Common Stock; provided, however, that Qwest may purchase shares of Qwest Common Stock to the extent permitted by the Merger Agreement and subject to the terms thereof.

          (c) No Inconsistent Agreements. Until the day following the termination of this Agreement, Shareholder and Record Holder, shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Subject Shares which is inconsistent with this Agreement.

          (d) Review of Merger Agreement. Both Shareholder and Record Holder acknowledge receipt and review of a copy of the Merger Agreement.

          Section 2.      Transfer of Subject Shares.   During the term of
this Agreement, Shareholder agrees not to transfer record or beneficial ownership of any shares of capital stock of Record Holder, and Shareholder and Record Holder shall not transfer record ownership or beneficial ownership, or both, of any Subject Shares except in each case to the extent permitted in the following sentences. Shareholder may transfer record or beneficial ownership, or both, of any shares of capital stock of Record Holder to any Person that is wholly owned, directly or indirectly, by Shareholder; provided that each such Person, and each Person that directly or indirectly is the record or beneficial owner of the shares of capital stock of such Person, shall then be a party to this Agreement or shall have executed and delivered an agreement by which such Person agrees to be bound by Sections 1, 2 and 4 of this Agreement with respect to such shares. Shareholder and Record Holder may transfer record ownership or beneficial ownership, or both, of any Subject Shares, and such shares shall cease to be subject to the Voting Documents; provided, that (x) if, as a result of such transfer, less than 51% of the outstanding shares of Qwest Common Stock would be subject to the Voting Documents, then the Person to whom record ownership or beneficial ownership, or both, of such shares shall be transferred shall execute and deliver to LCI an agreement by which such transferee agrees that such shares shall be Subject Shares that are subject to the Voting Documents and agrees to be bound by Sections 1, 2 and 4 of this Agreement with respect to such shares and (y) in any event, on the record date for the meeting of the stockholders of Qwest at which the Share Issuance and the Qwest Charter Amendment shall be presented for their approval or with respect to any written consent in lieu thereof, the Subject Shares shall constitute a majority of the outstanding shares of Qwest Common Stock. For the purposes of this Agreement, the term "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Subject Shares or any interest of any nature in any Subject Shares, including, without limitation, the "beneficial ownership" of such Subject Shares (as determined pursuant to Regulation 13D-G under the Exchange Act).

          Section 3. Representations and Warranties of Shareholder. Shareholder and Record Holder, jointly and severally, represent and warrant to LCI as follows:

          (a) Existence and Power. Record Holder (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (2) has all requisite corporate power and authority to execute and deliver each Voting Document to which it is or may become a party.

          (b) Authorization; Contravention. The execution and delivery by Shareholder and Record Holder of each Voting Document and the performance by it of its obligations under each Voting Document have, (1) in the case of Record Holder, been duly authorized by all necessary corporate action and (2) do not and will not conflict with or result in a Violation pursuant to, (A) in the case of Record Holder, any provision of its certificate of incorporation or bylaws, or (B) in the case of Shareholder and Record Holder, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Shareholder or Record Holder, as the case may be, the Subject Shares or any of Shareholder's or Record Holder's other properties or assets.

          (c) Binding Effect. Each Voting Document constitutes, or when executed and delivered by Shareholder and Record Holder will constitute, a valid and binding obligation of Shareholder and Record Holder, respectively, enforceable against Shareholder or Record Holder, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (d) Ownership. Shareholder and Record Holder are the only beneficial owners of the Subject Shares, free and clear of all liens, and Record Holder is the sole record holder of the Subject Shares, free and clear of liens, except in each case with respect to pledges or other liens that

Shareholder or Record Holder or both would be entitled to effect or create as of the date of this Agreement pursuant to the third sentence of Section 2 and in accordance with the terms thereof. As of the date of this Agreement, Shareholder does not own beneficially or of record any equity securities of Qwest other than the Subject Shares and Record Holder does not own beneficially or of record any equity securities of Qwest other than the Subject Shares and the Qwest Warrants. Shareholder is the sole record and beneficial owner of all of the capital stock of Record Holder, free and clear of all liens. Neither Shareholder nor Record Holder has appointed or granted any proxy which is still effective with respect to Subject Shares.

          (e) Litigation. There is no action, suit, investigation, complaint or other proceeding pending against Shareholder or Record Holder or, to the knowledge of Shareholder or Record Holder, threatened against Shareholder or Record Holder or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under any Voting Document or the performance by any party of its obligations under any Voting Document.

          Section 4.      Miscellaneous Provisions.

          (a)  Notices.   All notices and other communications hereunder
shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party.

          (b)  No Waivers; Remedies; Specific Performance.

               (1) No failure or delay by LCI in exercising any right, power or privilege under any Voting Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Voting Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

               (2) In view of the uniqueness of the agreements contained in the Voting Documents and the transactions contemplated hereby and thereby and the fact that LCI would not have an adequate remedy at law for money damages in the event that any obligation under any Voting Document is not performed in accordance with its terms, each of Shareholder and Record Holder therefore agrees that LCI shall be entitled to specific enforcement of the terms of each Voting Document in addition to any other remedy to which LCI may be entitled, at law or in equity.

          (c) Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Voting Document, and no consent to any departure by any of Shareholder, Record Holder and LCI from any provision of any Voting Document, shall be effective unless it shall be in writing and signed and delivered by each of Shareholder, Record Holder and LCI, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          (d)  Successors and Assigns; Third Party Beneficiaries.

               (1) No party shall assign any of its rights or delegate any of its obligations under any Voting Document. Any assignment or delegation in contravention of this Section 4(d) shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under any Voting Document.

               (2) The provisions of each Voting Document shall be binding upon and inure solely to the benefit of the parties hereto, the express beneficiaries thereof (to the extent provided therein) and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

          (e) Governing Law. Each Voting Document and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

          (f) Severability of Provisions. If any term or other provision of any Voting Document is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of such Voting Document shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify such Voting Document so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          (g) Headings and References. Article and section headings in any Voting Document are included for the convenience of reference only and do not constitute a part of the Voting Document for any other purpose. References to parties, express beneficiaries, articles and sections in any Voting Document are references to parties to or the express beneficiaries and sections of the Voting Document, as the case may be, unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

          (h) Entire Agreement. The Voting Documents embody the entire agreement and understanding of Shareholder, Record Holder and LCI, and supersede all prior agreements or understandings, with respect to the subject matters of the Voting Documents.

          (i) Survival. Except as otherwise specifically provided in any Voting Document, each representation, warranty or covenant of a party contained in the Voting Document shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under the Voting Document.

          (j) Submission to Jurisdiction; Waivers. Each of Shareholder, Record Holder and LCI irrevocably agrees that any legal action or proceeding with respect to any Voting Document or for recognition and enforcement of any judgment in respect hereof or thereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Shareholder, Record Holder and LCI hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Shareholder, Record Holder and LCI hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to any Voting Document,
(a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4(j), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) such Voting Document, or the subject matter hereof or thereof, may not be enforced in or by such courts. This Agreement does not involve less than $100,000, and the parties intend that 6 Del.C. Section 2708 shall apply to this Agreement.

          (k) Waiver of Jury Trial. Each party, and each express beneficiary of a Voting Document as a condition of its right to enforce or defend any right under or in connection with such Voting Document, waives any right to a trial by jury in any Action to enforce or defend any right under any Voting Document and agrees that any Action shall be tried before a court and not before a jury.

          (l) Termination. LCI may terminate this Agreement at any time upon written notice to each of Shareholder and Record Holder. Unless terminated earlier by LCI or by mutual agreement of the parties, this Agreement shall terminate upon the first to occur of (i) consummation of the Merger and (ii) the termination of Merger Agreement pursuant to Section 7.1 thereof.

          (m) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                               PHILIP F. ANSCHUTZ


                                 /s/ Philip F. Anschutz
                                 -------------------------

                               Address:  2400 Qwest Tower
                                         555 Seventeenth Street
                                         Denver, Colorado  80202

                               Telecopy: (303) 298-8881



                               ANSCHUTZ COMPANY


                               By:    /s/ Cannon Y. Harvey
                                    -------------------------
                                    Name:  Cannon Y. Harvey
                                    Title:  President

                               Address:  2400 Qwest Tower
                                         555 Seventeenth Street
                                         Denver, Colorado  80202

                               Telecopy: (303) 298-8881



                               LCI INTERNATIONAL, INC.


                               By:    /s/ H. Brian Thompson
                                     -------------------------
                                    Name:  H. Brian Thompson
                                    Title:  Chairman of the Board and
                                             Chief Executive Officer

                               Address:  8180 Greensboro Drive
                                         Suite 800
                                         McLean, Virginia  22102

                               Telecopy: (703) 714-1750